Exhibit 10.1

AMENDMENT

TO

AMENDMENT NO. 2 TO PROFESSIONAL AND MANAGEMENT SERVICES
AGREEMENT AND LICENSE

THIS AMENDMENT TO AMENDMENT NO. 2 TO PROFESSIONAL AND MANAGEMENT SERVICES AGREEMENT AND LICENSE (this “Amendment”) is made and entered into by and between Virtual Radiologic Professionals, LLC, a Delaware Limited Liability Company (the “VRP”) and Virtual Radiologic Corporation, a Delaware corporation (“VRC”). The VRP and VRC are referred to herein each individually as a “party,” and together the “parties.”

WHEREAS, VRP and VRC entered into that certain Professional and Management Services Agreement and License effective January 1, 2006 (the “Agreement”);

WHEREAS, on January 30, 2008 the parties entered into the Amendment No. 2 to Professional and Management Services Agreement and License (the “Second Amendment”) in order to modify the Diagnostic Compensation Fee (“DCF”) effective as of September 1, 2007 in order to ensure that the DCF remains an equitable and fair market value for the professional services that VRP provides to the VRC and the systems infrastructure and management and administrative services that VRC provides to VRP;

WHEREAS, due solely to a clerical error, the Second Amendment modified the last sentence of the first paragraph of Article 7 of the Agreement to state that “VRC shall pay Practice for all professional services provided during all periods after December 31, 2007 a DCF equal to [INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT] % of total charges that VRC bills to physician groups and other customers.”

WHEREAS, each of the parties acknowledges this clerical error and agrees that each of the parties intended that the Second Amendment should state that “VRC shall pay Practice for all professional services provided during all periods after December 31, 2007 a DCF equal to [INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT ]% of total charges that VRC bills to physician groups and other customers;” and

WHEREAS, the parties now wish to correct the clerical error in the Second Amendment so that effective during all periods after December 31, 2007 the DCF equals [INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT ]% of total charges that VRC bills to physician groups and other customers.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and on the terms and subject to the conditions herein set forth, the parties have agreed and do hereby agree as follows:

1.                                       Second Amendment.

The Second Amendment is hereby modified, effective as of the effective date of the Second Amendment, such that the Second Amendment replaces the last sentence in the first paragraph of Article 7 of the Agreement in its entirety with the following:

VRC shall pay Practice for all professional services provided during all periods after December 31, 2007 a DCF equal to [INFORMATION SUBJECT TO A REQUEST FOR CONFIDENTIAL TREATMENT ]% of total charges that VRC bills to physician groups and other customers.

2.                                       Miscellaneous.

A.                                   This Amendment is hereby integrated into the Second Amendment such that the terms of this Amendment are valid and binding on the parties as of the effective date of the Second Amendment.

B.                                     Capitalized terms used herein and not defined have the meanings ascribed to them in the Agreement.

C.                                     All other provisions of the Second Amendment and the Agreement  remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Amendment.

VIRTUAL RADIOLOGIC
CORPORATION

/s/ Leonard Purkis
By:	Leonard Purkis
Title:	Chief Financial Officer

Date:	April 22, 2008

VIRTUAL RADIOLOGIC
PROFESSIONALS, LLC

/s/ Eduard Michel
By:	Eduard Michel
Title:	Medical Director

Date:	April 22, 2008